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                                                                    Exhibit 4.18


                          CHEMICAL BANKING CORPORATION,


                         THE CHASE MANHATTAN CORPORATION

                                       AND

                             BANKERS TRUST COMPANY,
                                                 as Trustee




                          THIRD SUPPLEMENTAL INDENTURE
                           Dated as of March 29, 1996

                                       to

                                    INDENTURE
                            Dated as of July 1, 1986
                                  as amended by
                          First Supplemental Indenture
                          Dated as of November 1, 1990
                        and Second Supplemental Indenture
                             Dated as of May 1, 1991
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                  THIRD SUPPLEMENTAL INDENTURE dated as of March 29, 1996, among
CHEMICAL BANKING CORPORATION, a Delaware corporation ("Successor"), THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Chase"), and BANKERS TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                  WHEREAS, Chase and the Trustee have heretofore executed and delivered a certain indenture dated as of July 1, 1986, as amended by the First Supplemental Indenture dated as of November 1, 1990, and the Second Supplemental Indenture dated as of May 1, 1991 (the "Indenture"), pursuant to which one or more series of debt securities consisting of debentures, notes or other unsecured evidences of indebtedness of Chase ("Securities") may be issued from time to time;

                  WHEREAS, Chase and Successor have entered into an Agreement and Plan of Merger dated as of August 27, 1995 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger dated as of March 29, 1996 (the "Certificate of Merger") providing for the merger (effective March 31, 1996) of Chase with and into Successor (the "Merger"), with Successor continuing its corporate existence under Delaware law under the name "The Chase Manhattan Corporation";

                  WHEREAS, Section 801 of the Indenture provides, among other things, that Chase shall not merge into any other corporation unless the corporation into which Chase is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities (and all additional amounts, if any, payable pursuant to Section 1004 of the Indenture) and the performance of every covenant of the Indenture on the part of Chase to be performed or observed;

                  WHEREAS, Section 901(1) of the Indenture provides, among other things, that, without the consent of any holders of Securities or coupons, Chase and the Trustee may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of Successor to Chase, and the assumption by Successor of the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities (and all additional amounts, if any, payable pursuant to Section 1004 of the Indenture) and of the performance of every covenant of Chase contained in the Indenture and in the Securities;

                  WHEREAS, Successor and Chase desire and have requested that the Trustee join in the execution of this Third Supplemental Indenture for the purpose of evidencing such succession and
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                                                                               2



assumption and amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by Board Resolutions of the Boards of Directors of Chase and Successor; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Third Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:


                                   ARTICLE ONE

                     REPRESENTATIONS OF CHASE AND SUCCESSOR


                  Each of Chase and Successor represents and warrants to the Trustee as follows:

                  SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by it of this Third Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                  SECTION 1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time"), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

                  SECTION 1.4. Immediately after giving effect to the Merger, no Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.
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                                                                               3



                                   ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS


                  SECTION 2.1. Successor hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities (and all additional amounts, if any, payable pursuant to Section 1004 of the Indenture), and the performance of every covenant of the Indenture to be performed or observed by Chase.

                  SECTION 2.2. The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

                  SECTION 2.3. Successor shall succeed to and be substituted for Chase under the Indenture, with the same effect as if Successor had been named as the "Company" therein.


                                  ARTICLE THREE

                                   AMENDMENTS

                  SECTION 3.1. The reference in the first paragraph of the Indenture to "THE CHASE MANHATTAN CORPORATION, a Delaware corporation (hereinafter called the "Company"), having its principal office at 1 Chase Manhattan Plaza, New York, New York 10081" is hereby amended to read "THE CHASE MANHATTAN CORPORATION, formerly known as Chemical Banking Corporation, a Delaware corporation (hereinafter called the "Company"), having its principal office at 270 Park Avenue, New York, New York 10017" and each other reference therein to "The Chase Manhattan Corporation" shall be amended to read "The Chase Manhattan Corporation, formerly known as Chemical Banking Corporation".

                  SECTION 3.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.


                                  ARTICLE FOUR

                                  MISCELLANEOUS


                  SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture.
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                                                                               4



Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Chase and Successor. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by Successor and Chase.

                  SECTION 4.2. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision included in this Third Supplemental Indenture, or in the Indenture, which is required to be included in this Third Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

                  SECTION 4.3. Nothing in this Third Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Third Supplemental Indenture.

                  SECTION 4.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                  SECTION 4.5. This Third Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 4.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.7. This Third Supplemental Indenture shall become effective as of the Effective Time.
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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                                  THE CHASE MANHATTAN
                                                    CORPORATION



                                                  By /s/ Arjun K. Mathrani
                                                    Name: Arjun K. Mathrani
                                                    Title: Executive Vice
                                                             President and Chief
                                                             Financial Officer

(Corporate Seal)
Attest:


 /s/ Ronald C. Mayer
--------------------------------------
Secretary



                                                  CHEMICAL BANKING CORPORATION



                                                  By /s/ John B. Wynne
                                                  -----------------------------
                                                    Name:  John B. Wynne
                                                    Title: Secretary

(Corporate Seal)
Attest:


 /s/ Jean E. Rugani
--------------------------------------
Assistant Secretary

                                                  BANKERS TRUST COMPANY,
                                                    as Trustee


                                                  By /s/ Terence Rawlins
                                                  -----------------------------
                                                    Name:  Terence Rawlins
                                                    Title:  Assistant Treasurer

(Corporate Seal)
Attest:


 /s/ Sirojni Dindial
--------------------------------------
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STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


                  On this 22nd day of March, 1996, before me, the undersigned officer, personally appeared Arjun K. Mathrani, who acknowledged himself to be the Executive Vice President and Chief Financial Officer of THE CHASE MANHATTAN CORPORATION, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                  /s/ Kevin L. Carey
                                                  -----------------------------
                                                  Notary Public

[SEAL]



STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this 22nd day of March, 1996, before me, the undersigned officer, personally appeared John B. Wynne, who acknowledged himself to be the Secretary of CHEMICAL BANKING CORPORATION, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                  /s/ Heather L.B. Lehne
                                                  -----------------------------
                                                  Notary Public

[SEAL]
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STATE OF NEW YORK                   )
                                     : ss.:
COUNTY OF NEW YORK                  )


                  On this 13th day of March, 1996, before me, the undersigned officer, personally appeared Terence Rawlins who acknowledged himself to be a Assistant Treasurer of BANKERS TRUST COMPANY, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                  /s/ Margaret Bereza
                                                  -----------------------------
                                                  Notary Public

[SEAL]